UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013

Thermo Fisher Scientific Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

81 Wyman Street Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 4, 2013, Thermo Fisher Scientific Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., J.P. Morgan Securities LLC and RBS Securities Inc., as representatives of the several underwriters named in the Underwriting Agreement, for the issuance and sale by the Company of $900,000,000 aggregate principal amount of 1.30% Senior Notes due 2017 (the “2017 Notes”), $900,000,000 aggregate principal amount of 2.40% Senior Notes due 2019 (the “2019 Notes”), $1,000,000,000 aggregate principal amount of 4.15% Senior Notes due 2024 (the “2024 Notes”) and $400,000,000 aggregate principal amount of 5.30% Senior Notes due 2044 (the “2044 Notes”, and together with the 2017 Notes, the 2019 Notes and the 2024 Notes, the “Notes”), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-187080) and a related preliminary prospectus supplement and final prospectus supplement filed with the Securities and Exchange Commission (the “Offering”).

The Company expects that the net proceeds from the sale of the Notes will be approximately $3.17 billion after deducting underwriting discounts and estimated offering expenses. The Company intends to use the anticipated net proceeds of the Offering to fund a portion of the cash consideration payable for the Company’s acquisition of Life Technologies Corporation, a Delaware corporation (the “Life Technologies Acquisition”), which is estimated in the aggregate to amount to approximately $13.6 billion, and certain costs associated with the Life Technologies Acquisition. Depending on the timing of the closing of the Life Technologies Acquisition and the amount of cash available at that time, we will likely incur additional indebtedness to finance the balance of the purchase price, as described in the prospectus for the Offering.

The Notes will be issued pursuant to an indenture (the “Indenture”), dated as of November 20, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Sixth Supplemental Indenture, to be dated as of December 11, 2013, between the Company and the Trustee.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: December 6, 2013	By:	/s/ Seth H. Hoogasian
		Name:	Seth H. Hoogasian
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 4, 2013, among the Company and Barclays Capital Inc., J.P. Morgan Securities LLC and RBS Securities Inc., as representatives of the several underwriters named in the Underwriting Agreement.